POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of The Asia Pacific Fund, Inc. constitutes and appoints J. Hamilton Crawford, Jr., Deborah A.
Docs and Earl D. Weiner, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form N-2 and any or all amendments, including post-effective amendments, and supplements to such Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of the, full and power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/Michael J. Downey
Michael J. Downey

Date February 5, 1990